Exihibit 99.1

Exterran Holdings Reports Second-Quarter 2015 Results

● EBITDA, as adjusted, of $162 million for the quarter, compared to $161 million for the second quarter 2014
● Net income from continuing operations attributable to Exterran common stockholders of $0.22 per diluted share, excluding items, for the quarter

HOUSTON, August 4, 2015 – Exterran Holdings, Inc. (NYSE: EXH) today reported EBITDA, as adjusted (as defined below), of $162.5 million for the second quarter 2015, compared to $182.0 million for the first quarter 2015 and $161.1 million for the second quarter 2014.

Revenue was $683.8 million for the second quarter 2015, compared to $729.1 million for the first quarter 2015 and $739.3 million for the second quarter 2014.

Fabrication backlog was $600.5 million at June 30, 2015, compared to $730.4 million at March 31, 2015 and $818.1 million at June 30, 2014. Fabrication bookings were $149.6 million for the second quarter 2015, compared to $96.4 million for the first quarter 2015 and $471.6 million for the second quarter 2014.

Exterran Holdings declared a dividend of $0.15 per share of common stock, a rate of $0.60 per share on an annualized basis, which will be paid on August 17, 2015 to stockholders of record at the close of business on August 10, 2015.

“In the second quarter 2015, we achieved solid operating performance across our businesses. Due to their production-oriented focus, our contract operations and aftermarket services businesses in the United States and international markets demonstrated stability compared to businesses that are more closely tied to drilling and completion activity. In our fabrication business, revenues and gross margins held up well given industry conditions while bookings improved over first quarter levels,” said Brad Childers, Exterran Holdings’ President and Chief Executive Officer.

“We remain committed to enhancing shareholder value through the planned separation of our international services and global fabrication businesses and expect to complete this transaction as soon as we secure reasonable financing,” added Childers. “In the meantime, our financial position is solid and we have ample liquidity, including availability under our credit facilities of approximately $450 million at Exterran Holdings and approximately $360 million at Exterran Partners, at June 30, 2015.”

Net income (loss) from continuing operations attributable to Exterran stockholders, excluding items, for all periods excludes the benefit of proceeds from the two previously announced sales of Exterran Holdings’ previously-nationalized Venezuelan assets, the benefit of which was $5.1 million for the second quarter 2015, compared to $23.7 million for the first quarter 2015 and $23.0 million for the second quarter 2014. At June 30, 2015, Exterran was still due to receive $116 million of principal payments from the sales of these assets. In July 2015, Exterran received an installment payment of $18.9 million related to the sale of its Venezuelan wholly-owned assets. As a result, this income will be recognized in the third quarter 2015 when the proceeds were received.

Net income from continuing operations attributable to Exterran stockholders, excluding items, for the second quarter 2015 was $15.6 million, or $0.22 per diluted common share. In addition to excluding the benefit related to our nationalized Venezuelan assets discussed above, these amounts also exclude restructuring and other charges of $19.6 million, including costs associated with the planned spin-off, that primarily consisted of legal, consulting, audit and professional fees and non-cash write-down of inventory, and non-cash long-lived asset impairment charges of $15.4 million related to our contract operations businesses. Net income from continuing operations attributable to Exterran stockholders, excluding items, was $18.6 million, or $0.27 per diluted common share, for the first quarter 2015, and net loss from continuing operations attributable to Exterran stockholders, excluding items, was $4.7 million, or $0.07 per diluted common share, for the second quarter 2014.

Net loss attributable to Exterran stockholders was $1.4 million, or $0.02 per diluted common share, for the second quarter 2015. Net income attributable to Exterran stockholders was $32.1 million, or $0.46 per diluted common share, for the first quarter 2015, and $12.4 million, or $0.19 per diluted common share, for the second quarter 2014.

The cash distribution to be received by Exterran Holdings based upon its limited partner and general partner interests in Exterran Partners, L.P. is $18.5 million for the second quarter 2015, compared to $15.6 million for the first quarter 2015 and $14.0 million for the second quarter 2014.

Conference Call Details
Exterran Holdings and Exterran Partners, L.P. will host a joint conference call on Tuesday, August 4, 2015, to discuss their second-quarter 2015 financial results. The call will begin at 11:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Exterran’s website at www.exterran.com. The call will also be available by dialing 800-446-2782 in the United States and Canada, or +1-847-413-3235 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Exterran conference call number 40327110.

A replay of the conference call will be available on Exterran’s website for approximately seven days. Also, a replay may be accessed by dialing 888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 40327110#.

EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, restructuring and other charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations, expensed acquisition costs and other items. EBITDA, as adjusted, excludes the benefit of the two previously announced sales of Exterran Holdings’ Venezuelan assets.

Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue.

About Exterran Holdings
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications. Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran has approximately 10,000 employees and operates in approximately 30 countries. Exterran Holdings owns an equity interest, including all of the general partner interest, in Exterran Partners, L.P. (NASDAQ: EXLP), a master limited partnership, the leading provider of natural gas contract compression services to customers throughout the United States. For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Holdings’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Holdings’ financial and operational strategies and ability to successfully effect those strategies; Exterran Holdings’ plan to conduct a separation of certain of its businesses, the possibility that the proposed transaction will be consummated, the timing of its consummation, the availability of financing to consummate the proposed transaction and the expected benefits from the proposed transaction; Exterran Holdings’ expectations regarding future economic and market conditions; Exterran Holdings’ financial and operational outlook and ability to fulfill that outlook; availability under Exterran Holdings’ and Exterran Partners’ credit facilities; demand for Exterran Holdings’ products and services and growth opportunities for those products and services; and statements regarding amounts due from the sales of Exterran Holdings’ nationalized Venezuelan assets.

While Exterran Holdings believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran Holdings and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; delays, costs and difficulties that could impact the completion and expected results of the proposed separation transaction; Exterran Holdings’ ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; any non-performance by third parties of their contractual obligations; changes in safety, health, environmental and other regulations; and the performance of Exterran Partners.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2014, and those set forth from time to time in Exterran Holdings’ filings with the Securities and Exchange Commission, which are available at www.exterran.com.  Except as required by law, Exterran Holdings expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE
Exterran Holdings, Inc.

EXTERRAN HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2015	2015	2014
Revenues:
North America contract operations	$198,259	$202,261	$181,940
International contract operations	115,250	120,691	134,392
Aftermarket services	90,834	86,856	100,359
Fabrication	279,489	319,274	322,579
	683,832	729,082	739,270

Costs and Expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	81,221	82,679	77,514
International contract operations	44,745	44,339	46,502
Aftermarket services	70,171	65,934	79,297
Fabrication	240,854	267,118	279,983
Selling, general and administrative	83,874	86,686	95,712
Depreciation and amortization	94,325	95,808	111,956
Long-lived asset impairment	15,420	12,732	9,847
Restructuring and other charges	19,604	4,790	353
Interest expense	28,398	27,298	32,722
Equity in income of non-consolidated affiliates	(5,062)	(5,006)	(4,909)
Other (income) expense, net	1,005	7,841	(3,671)
	674,555	690,219	725,306

Income before income taxes	9,277	38,863	13,964
Provision for income taxes	1,742	16,491	10,870
Income from continuing operations	7,535	22,372	3,094
Income from discontinued operations, net of tax	254	18,713	17,769
Net income	7,789	41,085	20,863
Less: Net income attributable to the noncontrolling interest	(9,178)	(8,943)	(8,486)
Net income (loss) attributable to Exterran stockholders	$(1,389)	$32,142	$12,377

Basic income (loss) per common share(1):
Income (loss) from continuing operations attributable to Exterran common stockholders	$(0.03)	$0.19	$(0.08)
Income from discontinued operations attributable to Exterran common stockholders	0.01	0.27	0.27
Net income (loss) attributable to Exterran common stockholders	$(0.02)	$0.46	$0.19
Diluted income (loss) per common share(1):
Income (loss) from continuing operations attributable to Exterran common stockholders	$(0.03)	$0.19	$(0.08)
Income from discontinued operations attributable to Exterran common stockholders	0.01	0.27	0.27
Net income (loss) attributable to Exterran common stockholders	$(0.02)	$0.46	$0.19

Weighted average common shares outstanding used in computing income (loss) per common share:
Basic	68,514	68,252	65,890
Diluted	68,514	68,534	65,890

Dividends declared and paid per common share	$0.15	$0.15	$0.15

(1) Basic and diluted net income (loss) attributable to Exterran common stockholders per common share was computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (restricted stock and certain of our stock settled restricted stock units) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income (loss) attributable to Exterran common stockholders per common share.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	June 30,	March 31,	June 30,
	2015	2015	2014
Revenues:
North America contract operations	$198,259	$202,261	$181,940
International contract operations	115,250	120,691	134,392
Aftermarket services	90,834	86,856	100,359
Fabrication	279,489	319,274	322,579
Total	$683,832	$729,082	$739,270

Gross Margin (1):
North America contract operations	$117,038	$119,582	$104,426
International contract operations	70,505	76,352	87,890
Aftermarket services	20,663	20,922	21,062
Fabrication	38,635	52,156	42,596
Total	$246,841	$269,012	$255,974

Selling, General and Administrative	$83,874	$86,686	$95,712
% of revenue	12%	12%	13%

EBITDA, as Adjusted (1)	$162,453	$181,993	$161,132
% of revenue	24%	25%	22%

Capital expenditures	$114,397	$139,783	$138,996
Less: Proceeds from sale of PP&E	(10,438)	(8,910)	(2,536)
Net Capital expenditures	$103,959	$130,873	$136,460

Gross Margin Percentage:
North America contract operations	59%	59%	57%
International contract operations	61%	63%	65%
Aftermarket services	23%	24%	21%
Fabrication	14%	16%	13%
Total	36%	37%	35%

Total Available Horsepower (at period end):
North America contract operations	4,246	4,246	3,976
International contract operations	1,216	1,239	1,248
Total	5,462	5,485	5,224

Total Operating Horsepower (at period end):
North America contract operations	3,618	3,689	3,422
International contract operations	938	960	959
Total	4,556	4,649	4,381

Average Operating Horsepower:
North America contract operations	3,652	3,695	3,340
International contract operations	948	971	968
Total	4,600	4,666	4,308

Horsepower Utilization (at period end):
North America contract operations	85%	87%	86%
International contract operations	77%	77%	77%
Total	83%	85%	84%

	June 30,	March 31,	June 30,
Fabrication Backlog:	2015	2015	2014
Compression & accessory	$150,981	$185,640	$192,692
Production & processing equipment	389,037	458,143	532,117
Installation	60,479	86,590	93,305
Total	$600,497	$730,373	$818,114

Balance Sheet:
Debt - Parent level	$707,391	$704,994	$810,832
Debt - Exterran Partners, L.P.	1,382,371	1,342,581	1,041,736
Total consolidated debt	$2,089,762	$2,047,575	$1,852,568
Exterran stockholders' equity	$1,826,533	$1,809,730	$1,770,231

(1) Management believes EBITDA, as adjusted, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as adjusted, as a valuation measure.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2015	2015	2014

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income	$7,789	$41,085	$20,863
Income from discontinued operations, net of tax	(254)	(18,713)	(17,769)
Income from continuing operations	7,535	22,372	3,094
Depreciation and amortization	94,325	95,808	111,956
Long-lived asset impairment	15,420	12,732	9,847
Restructuring and other charges	19,604	4,790	353
Proceeds from sale of joint venture assets	(5,062)	(5,006)	(4,909)
Interest expense	28,398	27,298	32,722
(Gain) loss on currency exchange rate remeasurement of intercompany balances	491	7,508	(2,801)
Provision for income taxes	1,742	16,491	10,870
EBITDA, as adjusted (1)	162,453	181,993	161,132
Selling, general and administrative	83,874	86,686	95,712
Equity in income of non-consolidated affiliates	(5,062)	(5,006)	(4,909)
Proceeds from sale of joint venture assets	5,062	5,006	4,909
Gain (loss) on currency exchange rate remeasurement of intercompany balances	(491)	(7,508)	2,801
Other (income) expense, net	1,005	7,841	(3,671)
Gross Margin (1)	$246,841	$269,012	$255,974

Net Income (loss) attributable to Exterran stockholders	$(1,389)	$32,142	$12,377
Income from discontinued operations	(254)	(18,713)	(17,769)
Items, after-tax:
Long-lived asset impairment (including the impact on noncontrolling interest)	9,025	7,146	5,409
Restructuring and other charges (including the impact on noncontrolling interest)	13,278	3,017	143
Proceeds from sale of joint venture assets	(5,062)	(5,006)	(4,909)
Net income (loss) from continuing operations attributable to Exterran stockholders, excluding items	$15,598	$18,586	$(4,749)

Diluted income (loss) from continuing operations attributable to Exterran common stockholders	$(0.03)	$0.19	$(0.08)
Adjustment for items, after-tax, per common share (2)	0.25	0.08	0.01
Diluted net income (loss) from continuing operations attributable to Exterran common stockholders per common share, excluding items (1)(2)	$0.22	$0.27	$(0.07)

(1) Management believes EBITDA, as adjusted, diluted net income (loss) from continuing operations attributable to Exterran common stockholders per common share, excluding items, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as adjusted, as a valuation measure.

(2) Diluted net income (loss) from continuing operations attributable to Exterran common stockholders per common share, excluding items, was computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (restricted stock and certain of our stock settled restricted stock units) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income from continuing operations attributable to participating securities, excluding items, of $0.4 million, $0.2 million and $0.1 million for the three months ended June 30, 2015, March 31, 2015 and June 30, 2014, respectively, from our calculation of diluted net income (loss) from continuing operations attributable to Exterran common stockholders per common share, excluding items.